Exhibit 10.10
SUMMARY OF COMPENSATION FOR NAMED EXECUTIVE OFFICERS AS OF MARCH 8, 2011
As of March 8, 2011, the Board of Directors established annual base salary for our named executive officers as follows:

Name and Title	Compensation
Thomas R. Johnson, President and Chief Executive Officer, Call Now, Inc.	$200,000
Christopher J. Hall, Chairman, Call Now, Inc.	$200,000
Bryan P. Brown, Chief Executive Officer, Retama Entertainment Group, Inc.	$200,000
Following the end of each fiscal year the Board may pay a bonus to our named executive officers. Such Bonus is paid in the event the Board deems it appropriate and the employee is not promised such bonus in advance and it is not payable for achievement of any established goals or targets.

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